EXHIBIT 99.16.a

Program: Washington Mutual Mortgage Securities Corp. as sponsor of prior securitized pools of sub-prime residential mortgage loans for which WaMu Asset Acceptance Corp. acted as depositor in a registered transaction

Original Characteristics of Prior Securitized Pools of Sub-Prime Conduit Loans (All Liens)

Series Designation for Prior Securitied Pools:	WMABS 06-HE3
Mortgage Loan Characteristics as of Pool Settlement Date (1):	09/26/2006

Number of Mortgage Loans	1,848
Aggregate Principal Balance	$411,285,689.65
Approximate Weighted Average Mortgage Interest Rate	8.16%

	Number of Mortage	Percentage of Aggregate
Range Mortgage Interest Rates:	Loans	Pool Balance
0.000 - 2.000%	0	0.00%
2.001 - 3.000%	0	0.00%
3.001 - 4.000%	0	0.00%
4.001 - 5.000%	0	0.00%
5.001 - 6.000%	6	0.48%
6.001 - 7.000%	278	19.89%
7.001 - 8.000%	520	32.29%
8.001 - 9.000%	486	27.65%
9.001 or Greater%	558	19.69%

Approximate Weighted Average Original Term (in months)	354.59
Approximate Weighted Average Remaining Term (in months)	350.9
Approximate Weighted Average Loan-To-Value Ratio	76.52%
Approximate Weighted Average Credit Score (2)	622.54
Minimum Credit Score (2)	500
Maximum Credit Score (2)	797

	Number of Mortage	Percentage of Aggregate
Property Type	Loans	Pool Balance
Single Family Residence	1,343	70.60%
Duplex	106	6.69%
Triplex	20	1.45%
Fourplex	14	1.16%
Townhouse	0	0.00%
Low Rise Condominium - 1-3 Stories	120	6.09%
Planned Unit Development	240	13.74%
Housing Cooperative	0	0.00%
Other	5	0.29%

	Number of Mortage	Percentage of Aggregate
Loan Purpose	Loans	Pool Balance
Purchase/Construction To Perm	590	27.41%
Rate/Term Refinance	145	7.33%
Cash Out Refinance	1,113	65.26%
Other	0	0.00%

	Number of Mortage	Percentage of Aggregate
Geographic Concentration (3)	Loans	Pool Balance
Alabama	1	0.05%
Alaska	0	0.00%
Arizona	24	1.27%
Arkansas	0	0.00%
California	509	39.17%
Colorado	62	2.64%
Connecticut	43	1.97%
Delaware	4	0.16%
District Of Columbia	2	0.12%
Florida	410	18.32%
Georgia	21	0.90%
Hawaii	6	0.42%
Idaho	2	0.13%
Illinois	148	7.05%
Indiana	14	0.36%
Iowa	3	0.05%
Kansas	0	0.00%
Kentucky	5	0.17%
Louisiana	7	0.14%
Maine	5	0.26%
Maryland	70	3.94%
Massachusetts	13	0.93%
Michigan	34	0.93%
Minnesota	3	0.12%
Mississippi	2	0.03%
Missouri	8	0.32%
Montana	0	0.00%
Nebraska	4	0.07%
Nevada	36	2.00%
New Hampshire	1	0.04%
New Jersey	42	2.20%
New Mexico	6	0.34%
New York	76	5.27%
North Carolina	24	0.66%
North Dakota	0	0.00%
Ohio	10	0.21%
Oklahoma	21	0.40%
Oregon	20	1.17%
Pennsylvania	34	1.06%
Rhode Island	1	0.08%
South Carolina	12	0.34%
South Dakota	0	0.00%
Tennessee	6	0.17%
Texas	38	1.03%
Utah	7	0.30%
Virginia	71	3.22%
Vermont	1	0.05%
Washington	27	1.43%
Wisconsin	6	0.15%
West Virginia	9	0.39%
Wyoming	0	0.00%
Other	0	0.00%

Notes:
(1) Weighted averages refer to weighted averages
by principal balance.

(2) Excludes mortgage loans for which no credit
score was available.

(3) Percentage of aggregate pool balance represented
by mortgage loans in the specified state.